-Please fold and detatch card at perforation before mailing-


FUND NAME PRINTS HERE                                       WASATCH FUNDS, INC.
                                THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT

   The undersigned appoints Samuel S. Stewart, Jr. and Venice Edwards, and each of them, with power to act without the other and with the right of substitution in each, the proxies of the undersigned to vote all shares of the above referenced fund, a series of Wasatch Funds, Inc. (the "Company") held by the undersigned at the annual meeting of shareholders of the Company to be held January 16, 1998, and at any adjournments thereof, with all the powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked.

      THE NUMBERS ON THE REVERSE SIDE CORRESPOND TO THE PROPOSALS IN THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.


     THIS PROXY WILL BE VOTED AS INSTRUCTED ON THE ABOVE MATTERS. IT IS UNDERSTOOD THAT, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ALL ITEMS. UPON ALL OTHER MATTERS THE PROXIES SHALL VOTE AS THEY DEEM IN THE BEST INTERESTS OF THE FUND. RECEIPT OF NOTICE OF MEETING AND PROXY STATEMENT IS ACKNOWLEDGED BY YOUR EXECUTION OF THIS PROXY. SIGN, DATE, AND RETURN IN THE ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED. PLEASE MAIL PROMPTLY TO SAVE THE FUND FURTHER SOLICITATION EXPENSE.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting or any adjourments or postponements thereof.


                                   Dated:_____________________________________


                                   IMPORTANT:  Please date and sign this proxy.
                                   If the stock is held jointly, signature
                                   should include both names.  Executors,
                                   administrators, trustees, guardians, and others signing in a representative capacity should give their full title as such.


                                   ___________________________________________
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                                  |___________________________________________|
                                   Signature(s)                        WASATCH





           -Please fold and detatch card at perforation before mailing-

              PLEASE VOTE BY FILLING IN THE APPROPRIATE BOXES BELOW.


                                                                 WITHHOLD
THE PROXIES ARE INSTRUCTED:                           FOR        AUTHORITY
                                                 all nominees     to vote
1. To vote:                                     listed (except    for all
   NOMINEES:  Samuel S. Stewart, Jr., Roy S.     as marked to     nominees
   Jespersen, Jeffrey S. Cardon, James U.        the contrary)    listed
   Jensen and William R. Swinyard                     __            __
                                                     |__|          |__|       1.
   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE
   FOR ANY INDIVIDUAL NOMINEE(S), WRITE THAT
   NOMINEE(S) NAME IN THE SPACE PROVIDED BELOW.)

-----------------------------------------------      FOR    AGAINST   ABSTAIN
                                                      __       __        __
2.  Ratification of Public Accountants               |__|     |__|      |__|  2.

3.  Approval of Agreement and Plan of                 __       __        __
    Reorganization                                   |__|     |__|      |__|  3.

4.  Proposal to Change the Classification of the
    Growth Fund From a Diversified Investment
    Company to a Non-diversified Investment           __       __        __
    Company (Growth Fund only)                       |__|     |__|      |__|  4.

5.  Proposal to Eliminate Investment Restrictions
    which are Inconsistent with the Current Status
    of Funds as "Non-diversified" (Aggressive         __       __        __
    Equity,  Mid-Cap and Micro-Cap Funds only)       |__|     |__|      |__|  5.

6.  Proposal to Convert the Fundamental Policy
    Regarding Investing for the Purpose of
    Exercising Control or Management to a
    Non-fundamental Policy (all except Micro-Cap      __       __        __
    Value Fund)                                      |__|     |__|      |__|  6.

7.  Proposal to Remove the Restrictions on Investing
    in Other Investment Companies which
    are more Restrictive than the 1940 Act            __       __        __
    (all except Micro-Cap Value Fund)                |__|     |__|      |__|  7.

8.  Proposal to Modify a Fundamental Investment
    Restriction Regarding Commodities                 __       __        __
    (all except Micro-Cap Value Fund)                |__|     |__|      |__|  8.

9.  Proposal to Eliminate a Fundamental Investment
    Restriction on Investing in Illiquid Securities
    and the Adoption of a Non-Fundamental Policy
    which Conforms with SEC Policies                  __       __        __
    (all except Micro-Cap Value Fund)                |__|     |__|      |__|  9.

10. Proposal to Allow the Funds to Lend Portfolio
    Securities (all except Micro-Cap Value and        __       __        __
    U.S. Treasury Funds)                             |__|     |__|      |__| 10.

11. Proposal to Conform the Fundamental Policies
    Regarding Senior Securities, Borrowing Money
    and Pledging Assets with those of the Wasatch
    Micro-Cap Value Fund (all except Micro-Cap        __       __        __
    Value Fund)                                      |__|     |__|      |__| 11.

12. Proposal to Eliminate Fundamental Investment
    Restriction Regarding Put and Call Options        __       __        __
    (all except Micro-Cap Value Fund)                |__|     |__|      |__| 12.

13. Proposal to Convert the Fundamental Policy
    Regarding Investing in Oil, Gas, or Other
    Mineral Interests to a Non-Fundamental
    Investment policy (all except Micro-Cap           __       __        __
    Value Fund)                                      |__|     |__|      |__| 13.


14. Proposal to Eliminate a Fundamental
    Restriction Limiting Investing in Warrants        __       __        __
    (all except Micro-Cap Value Fund)                |__|     |__|      |__| 14.

15. Proposal to Eliminate a Fundamental
    Restriction Limiting Investing in "New"           __       __        __
    Issuers (all except Micro-Cap Value Fund)        |__|     |__|      |__| 15.


16. Proposal to Convert a Fundamental Policy
    Regarding Investing in "Special Situations"
    to a Non-Fundamental Investment Policy            __       __        __
    (all except Micro-Cap Value Fund)                |__|     |__|      |__| 16.



         If you plan to attend the Annual Meeting,    __
         please check this box.                      |__|